UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 1, 2008 (November 28, 2008)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 200, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01     Other Events.

On November 28, 2008, Fortress Investment Group LLC informed Brookdale Senior Living Inc. (the “Company”) as follows:

“All amounts borrowed under the loan agreement (the “Loan Agreement”), entered into as of December 28, 2007 by FIT Holdings LLC and FIT-ALT Investor LLC (affiliates of Fortress Investment Group LLC) with Goldman Sachs Bank USA, as agent, Goldman, Sachs & Co., as collateral agent, and the lenders party thereto, have been repaid, and the Loan Agreement has been terminated.  As a result, the shares of the Company owned by these affiliates of Fortress Investment Group LLC are no longer pledged under the Loan Agreement.”

The Company was not a party to the Loan Agreement and had no obligations thereunder. Wesley R. Edens, the chairman of the board of directors of the Company, owns an interest in Fortress Investment Group LLC.

This information shall also be deemed to be filed under Item 5.01 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	December 1, 2008	By:	/s/ T. Andrew Smith
		Name:	T. Andrew Smith
		Title:	Executive Vice President, General Counsel and Secretary